Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form F-4, No. 333-203266 of International Game Technology PLC of our report dated June 26, 2015, relating to the financial statements and supplemental schedule appearing in this Annual Report on Form 11-K of the IGT 401(K) Savings Plan (formerly IGT Profit Sharing Plan) for the year ended December 31, 2014.

/s/ Burr Pilger Mayer, Inc.
San Jose, California
June 26, 2015